Bank SinoPac

Short-Term Loan Application and Agreement

October 25, 2013

Borrower: Color Stars, Inc.

1.	Loan Type: Short-Term Loan
2.	Currency: New Taiwanese Dollars; Amount: $12,000,000.00, say Twelve Million New Taiwanese Dollars Only.
3.	Method of Loan Dispatch: Telegraphic Transfer into Color Stars, Inc. bank account of Hua Nan Commercial Bank, account number: ■
4.	Interest Rate: 1.94% per annum
5.	Term Period: From October 25, 2013 to April 24, 2014;

6. Interest Payment: On the 25th date of each month;

7.	Payment Type: Automatic withdrawal from Color Stars, Inc.'s bank account of Bank SinoPac, Account Number: ■;
8.	Loan Application Fee: NTD$3,900.00
9.	T/T Fee: NTD$150.00

Lender: Bank SinoPac

Borrower: Color Stars, Inc.